UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the current expectations and beliefs of the Registrant and its management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those discussed in the Risk Factors section of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and its additional filings with the Securities and Exchange Commission (the “Commission”).  There can be no assurance that any assumptions and other factors set forth herein or therein will occur and the Registrant undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01. Entry into a Material Definitive Agreement.

ReGen Biologics, Inc. (the “Registrant”) entered into an Amended and Restated Subscription and Security Agreement, dated as of June 15, 2010 (the “Agreement”), among the Registrant and the investors named therein (the “Investors”), which agreement amends and restates the Subscription and Security Agreement dated as of October 2, 2009, the Subscription and Security Agreement dated as of October 27, 2009, each as amended and restated, and the Amended and Restated Subscription and Security Agreement dated as of November 19, 2009 (such agreements, collectively, the “Original Agreement”). The Agreement, as did the Original Agreement, provides for the issuance of the Registrant’s secured convertible notes (the “Notes”) and warrants exercisable for common stock of the Registrant.

The Agreement increased the aggregate principal amount of up to $3,000,000, as set forth in the Original Agreement, to up to $3,750,000 of the Notes issuable under the Agreement.  The Agreement also extended the date upon which a Subsequent Closing (as defined in the Agreement) may occur to on or prior to September 31, 2010.  All other terms and conditions of the Agreement remained materially the same as those in the Original Agreement.  The foregoing summary does not purport to be a complete statement of the terms and conditions under the Agreement and such summary is qualified in its entirety by reference to the Agreement. Please refer to a copy of the Original Agreement attached as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on November 25, 2009. The Registrant intends to file a copy of the Agreement with its next period report to be filed with the Commission.

On June 15, 2010, the Registrant conducted a Subsequent Closing in the amount of $250,000, and as of such date, the Registrant had the ability to issue up to approximately $650,000 in additional Notes under the Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference. The issuance of the Notes and the warrants was not registered in reliance on Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because both were only offered to accredited investors. In accordance with the Agreement, the Registrant will issue additional Notes and warrants to Investors upon receipt of additional funds.

Item 8.01. Other Events.

One of the Registrant’s vendors, Off Madison Avenue, Inc. (“Off Madison”) filed a claim against the Registrant for failure to meet payment obligations and has gotten a judgment against the Registrant in the amount of approximately $28,000 plus interest. Off Madison has indicated that it is seeking or intends to seek a judgment lien against assets of the Registrant in order to fulfill the judgment that has been granted in its favor.  The Registrant can provide no assurance that it will be able to satisfy the judgment in favor of Off Madison or that Off Madison will not be successful in obtaining a lien against certain of the Registrant’s assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By:	/s/ Gerald E. Bisbee, Jr., Ph.D.
Name:	Gerald E. Bisbee, Jr., Ph.D.
Title:	President and
Chief Executive Officer

Dated: June 22, 2010